Exhibit 99

PRESS RELEASE

State National Bancshares, Inc.

(NASDAQ: SNBI)

Contact:	Tom C. Nichols Chairman, President and Chief Executive Officer 4500 Mercantile Plaza Drive Suite 300 Fort Worth, TX 76137	Don E. Cosby Executive Vice President and Chief Financial Officer

Phone: Fax:	817-547-1150 817-547-1159

FOR IMMEDIATE RELEASE	OCTOBER 25, 2005

STATE NATIONAL BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE
THIRD QUARTER OF 2005

•                  Earnings Per Share increases 27% to $0.42 (diluted)

•                  Net income increased 31%

•                  Net Interest Margin increased to 5.41%

Fort Worth, October 25, 2005.  State National Bancshares, Inc. (“SNBI”) (NASDAQ: SNBI), the parent company of State National Bank, today announced net income for third quarter 2005 of $4.4 million, or $0.42 per diluted common share, compared to $3.3 million, or $0.33 per diluted common share, for the comparable 2004 period.

Net income for the nine months ended September 30, 2005 was $11.7 million, or $1.14 per diluted common share, compared to $9.6 million, or $1.00 per diluted common share, for the comparable 2004 period.

“Our core business strategy continues to show positive earnings results throughout our markets; the Metroplex, the Rio Grande region and the West Texas region,” said Tom C. Nichols, Chairman, President and CEO of SNBI.  “Our focus on Tarrant County and our concentration on net interest margin has validated itself in the third quarter performance results.”  Net interest margin increased to 5.41% for the third quarter in 2005 from 4.79% in the same quarter in the previous year and increased to 5.33% for the nine month period ended September 30, 2005 from 4.78% in the same period of 2004.

On September 29, 2005, we completed our initial public offering (“IPO”) of 1,907,692 shares of common stock which was priced at $26.00 per share.  The net proceeds from the sale of the shares in the IPO were received by us on October 5, 2005.  Due to the timing of the transaction, the receivable of cash was netted against equity at September 30, 2005.  As such, we have elected to calculate some of the following ratios, where noted, without the effects of the additional shares from the IPO.

On August 31, 2005, SNBI broke ground for a new building in downtown Fort Worth which will house its downtown banking center.  Currently, SNBI has ten banking centers in Tarrant County.  SNBI also has another banking center under construction in Lubbock which will bring the total banking centers in Lubbock to four.

SNBI completed the acquisition of Mercantile Bank, Texas (“Mercantile”) on July 30, 2004.  The results of operations for Mercantile have been included in the consolidated financial statements since the purchase date.

Results of Operations

For the three months ended September 30, 2005, net income was $4.4 million compared to $3.3 million for the same period in 2004.  Net income per diluted common share was $0.42 for the three months ended September 30, 2005 compared with $0.33 for the same period in 2004, which represents an increase of 27.3% per share.  Return on average assets, average common equity and average tangible equity for the three months ended September 30, 2005 were 1.27%, 10.85% and 21.54%, respectively.  State National’s efficiency ratio was 63.93% for the three months ended September 30, 2005.

Net income was $11.7 million for the nine month period ended September 30, 2005, compared to $9.6 million for the nine month period ended September 30, 2004.  Net income per diluted common share was $1.14 for the nine month period ended September 30, 2005, compared to $1.00 for the comparable period in 2004 which represents an increase of 14.0% on a per share basis. Returns on average assets, average common equity and average tangible equity for the first nine months of 2005 were 1.15%, 9.86% and 19.85%, respectively.  State National’s efficiency ratio was 65.02% for the nine month period ended September 30, 2005.

Our tax-equivalent net interest income was $15.7 million for the three months ended September 30, 2005 as compared to $13.6 million for the comparable period in 2004, an increase of 15.6%.  Our net interest margin on a fully taxable-equivalent basis was 5.41% for third quarter of 2005 as compared to 4.79% in the same period in 2004.  These increases were primarily attributable to higher interest rates earned on our loan portfolio as well as higher average loan volumes.

Non interest income was $4.9 million for the three month period ended September 30, 2005 and $4.2 million for the three month period ended September 30, 2004, an 18.1% increase.  This increase is primarily related to increased transactional and savings accounts resulting from our acquisition of Mercantile.

Non interest expense was $14.0 million for the third quarter of 2005 as compared to $12.7 million for the same period in 2004, an increase of 10.1% which is primarily attributable to the acquisition of Mercantile.

Our provision for loan losses for the three month period ended September 30, 2005 was $150,000 compared to $300,000 for the three month period ended September 30, 2004.

Loans at September 30, 2005 totaled $973.3 million, an increase of $37.0 million, or 4.0% from $936.3 million at September 30, 2004.

Deposits in total remained unchanged at September 30, 2005 at $1.15 billion, as compared to September 30, 2004.  However, non interest bearing deposits increased from $368.4 million at September 30, 2004 to $ 428.8 million at September 30, 2005 an increase of 16.4%.  This increase was offset by a decrease in interest bearing and time deposits from $480.3 million and $299.8 million, respectively at September 30, 2004 to $441.3 million and $280.7 million, respectively at September 30, 2005 or a decrease of 8.1% and 6.4%, respectively.  The decrease in time deposit accounts was the result of management’s intent to keep our rates at lower market levels in an effort to realign our deposit mix.

ACQUISITIONS

On October 6, 2005, we completed our previously announced acquisition of Heritage Financial Corporation (“Heritage”), parent company of Heritage National Bank, a bank with assets of $237 million and three branches located in Southwestern Tarrant County and one branch in neighboring Hood County.  Heritage shareholders received $53.5 million in cash for all of the outstanding shares of common stock.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about State National that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of State National. State National cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; costs and uncertainties related to the outcome of pending litigation;  revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which State National operates, are less favorable than expected; legislative or regulatory requirements or changes that adversely affect State National’s business or regulatory capital requirements, or that alter the regulatory capital treatment of the State National’s trust preferred securities; changes in the securities markets and other risks that are described in State National’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, State National’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. State National assumes no obligation to update such forward-looking statements.

State National Bancshares, Inc.

Financial Highlights

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2005	Sept 30, 2004	Sept 30, 2005	Sept 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest income	$19,589	$16,019	$55,596	$43,583
Interest expense	3,882	2,435	9,998	6,564
Net interest income	15,707	13,584	45,598	37,019
Provision for loan losses	150	300	750	300
Net interest income after provision for loan losses	15,557	13,284	44,848	36,719
Non interest income	4,931	4,177	13,803	11,804
Non interest expense	14,025	12,738	41,119	34,385
Income before income taxes	6,463	4,723	17,532	14,138
Income tax expense	2,085	1,387	5,857	4,579
Net income	$4,378	$3,336	$11,675	$9,559

Basic earnings per share	$0.43	$0.34	$1.16	$1.02
Diluted earnings per share	$0.42	$0.33	$1.14	$1.00

Period end shares outstanding (1)	10,063,415	10,042,793	10,063,415	10,042,793
Weighted average shares outstanding (basic)	10,080,154	9,850,538	10,066,186	9,365,945
Weighted average shares outstanding (diluted)	10,352,201	10,054,951	10,244,945	9,527,767

(1)                                  Period end shares outstanding at September 30, 2005 does not reflect the effects of the IPO.  Shares outstanding including the effects of the IPO would be 11,971,107.

State National Bancshares, Inc.

Average Balance Sheet Data

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2005	Sept 30, 2004	Sept 30, 2005	Sept 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$963,379	$871,952	$958,497	$787,256
Securities	130,028	179,927	139,414	200,993
Fed funds sold and other earning assets	68,377	83,068	43,109	46,382
Total earning assets	1,161,784	1,134,947	1,141,020	1,034,631
Allowance for loan loss	(11,627)	(11,524)	(11,511)	(10,562)
Cash and due from banks	62,622	59,560	61,594	50,932
Goodwill	70,818	53,915	70,818	43,261
Other intangible assets, net	13,357	12,801	14,189	12,889
Other Real Estate	2,036	2,867	1,962	2,317
Fixed assets, net	35,835	28,471	34,921	26,199
Other assets	44,677	41,690	44,271	38,038
Total assets	$1,379,502	$1,322,727	$1,357,264	$1,197,705

Demand deposits	$412,567	$332,183	$399,425	$295,879
Interest bearing deposits	721,498	767,693	721,592	696,097
Total deposits	1,134,065	1,099,876	1,121,017	991,976
Federal funds purchased and other interest bearing liabilities	23,869	23,600	20,919	21,954
Subordinated notes payable	47,000	45,023	47,000	43,563
Notes payable	823	937	851	967
Other liabilities	12,412	12,678	9,544	8,816
Shareholders’ equity	161,333	140,613	157,933	130,429
Total liabilities and equity	$1,379,502	$1,322,727	$1,357,264	$1,197,705

State National Bancshares, Inc.

Income Statement Data

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2005	Sept 30, 2004	Sept 30, 2005	Sept 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$17,728	$14,015	$50,519	$37,463
Interest on securities	1,277	1,737	4,100	5,727
Interest on federal funds sold and other earning assets	584	267	977	393
Total interest income	19,589	16,019	55,596	43,583
Interest expense - deposits	2,862	1,776	7,267	4,841
Interest expense - federal funds purchased and securities sold under agreement to repurchase	178	52	387	99
Interest expense - subordinated notes payable	832	596	2,314	1,587
Interest expense - notes payable	10	11	30	37
Total interest expense	3,882	2,435	9,998	6,564
Net interest income	15,707	13,584	45,598	37,019
Provision for loan losses	150	300	750	300
Net interest income after provision for loan losses	15,557	13,284	44,848	36,719
Service charges on deposit accounts	2,600	2,490	7,416	6,833
Gain on sale of loans	804	636	2,153	1,723
Bank owned life insurance	316	323	948	951
Other income	1,211	728	3,286	2,297
Total non interest income	4,931	4,177	13,803	11,804
Salaries and employee benefits	7,297	6,491	21,614	17,587
Net occupancy and equipment	2,322	1,983	6,628	5,654
Amortization of intangibles	824	778	2,471	2,035
Professional fees	326	276	1,017	806
Communication	300	267	856	718
Restructuring/merger	19	284	59	285
Other	2,937	2,659	8,474	7,300
Total non interest expense	14,025	12,738	41,119	34,385
Income before taxes	6,463	4,723	17,532	14,138
Income tax expense	2,085	1,387	5,857	4,579
Net income	$4,378	$3,336	$11,675	$9,559

State National Bancshares, Inc.

Common Share and Other Data

(Dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2005	Sept 30, 2004	Sept 30, 2005	Sept 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Book value per share (1)	$16.03	$14.73	$16.03	$14.73
Tangible book value per share(1)	8.15	6.62	8.15	6.62

Period end shares outstanding (2)	10,063,415	10,042,793	10,063,415	10,042,793
Weighted average shares outstanding (basic)	10,080,154	9,850,538	10,066,186	9,365,945
Weighted average shares outstanding (diluted)	10,352,201	10,054,951	10,244,945	9,527,767

Nonaccrual loans	$5,188	$6,723	$5,188	$6,723
Accruing loans 90 or more days past due	—	394	—	394
Restructured loans	92	20	92	20
Total non-performing loans	5,280	7,137	5,280	7,137
Repossessed assets	1,836	2,662	1,836	2,662
Other real estate	15	12	15	12
Total non-performing assets	$7,131	$9,811	$7,131	$9,811

Allowance for loan losses at end of period	$11,620	$12,437	$11,620	$12,437

Net charge-offs	$68	$50	$513	$299

Basic earnings per share	$0.43	$0.34	$1.16	$1.02

Diluted earnings per share	$0.42	$0.33	$1.14	$1.00

(1)                                  Calculated assuming period end shares outstanding of 10,063,415 at September 30, 2005 which is the shares outstanding prior to the IPO.

(2)                                  Period end shares outstanding at September 30, 2005 does not reflect the effects of the IPO.  Shares outstanding including the effects of the IPO would be 11,971,107.

State National Bancshares, Inc.

Performance and Asset Quality Ratios

	Three Months Ended		Nine Months Ended
	Sept 30, 2005	Sept 30, 2004	Sept 30, 2005	Sept 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets (annualized)	1.27%	1.01%	1.15%	1.06%
Return on average common equity (annualized)	10.85	9.49	9.86	9.77
Return on average tangible common equity (annualized)	21.54	15.00	19.85	18.69
Net interest margin (tax equivalent) (annualized)	5.41	4.79	5.33	4.78

Efficiency ratio	63.93%	67.28%	65.02%	66.21%

Non performing assets to average earning assets	0.61%	0.86%	0.62%	0.95%
Non performing assets to loans and other real estate	0.73	1.04	0.73	1.04
Net charge offs (annualized) to average loans	0.03	0.02	0.07	0.05
Allowance for loan losses to total loans	1.19	1.33	1.19	1.33

State National Bancshares, Inc.

Balance Sheet Data (at period end)

(Dollars in thousands)

	Sept 30, 2005	June 30, 2005	March 31, 2005	Dec 31, 2004	Sept 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$973,322	$965,853	$957,037	$946,166	$936,329
Securities and other investments	124,899	133,916	141,219	159,314	183,861
Federal funds sold and other earning assets	77,425	45,884	36,548	34,575	39,008
Total earning assets	1,175,646	1,145,653	1,134,804	1,140,055	1,159,198
Allowance for loan losses	(11,620)	(11,538)	(11,386)	(11,383)	(12,437)
Cash and due from banks	64,658	64,175	65,401	54,892	67,632
Goodwill	70,818	70,818	70,818	70,818	70,803
Other intangible assets, net	13,015	13,839	14,662	15,486	16,339
Other real estate	1,851	2,212	1,936	1,952	2,674
Premises and equipment, net	35,583	35,136	34,308	33,915	30,119
Other Assets	47,058	45,521	44,305	44,645	40,870
Total Assets	$1,397,009	$1,365,816	$1,354,848	$1,350,380	$1,375,198

Demand deposits	428,795	$401,797	$407,898	$390,159	$368,431
Interest bearing deposits	721,981	725,785	717,466	736,235	780,094
Total deposits	1,150,776	1,127,582	1,125,364	1,126,394	1,148,525
Federal funds purchased and other interest bearing liabilities	27,470	21,273	18,572	18,530	23,919
Subordinated notes payable	47,000	47,000	47,000	47,000	47,000
Notes payable	810	840	870	899	928
Other liabilities	9,618	10,908	8,790	6,197	6,899
Total liabilities	1,235,674	1,207,603	1,200,596	1,199,020	1,227,271
Shareholders’ equity	161,335	158,213	154,252	151,360	147,927
Total liabilities and equity	$1,397,009	$1,365,816	$1,354,848	$1,350,380	$1,375,198

State National Bancshares, Inc.

Performance, Asset Quality and Capital Ratios

	Three Months Ended
	Sept 30, 2005	June 30, 2005	March 31, 2005	Dec 31, 2004	Sept 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets (annualized)	1.27%	1.14%	1.03%	1.11%	1.01%
Return on average common equity (annualized)	10.85	9.70	8.97	10.03	9.49
Return on average tangible common equity (annualized)	21.54	19.51	18.91	21.62	15.00
Net interest margin (tax equivalent) (annualized)	5.41	5.35	5.24	5.14	4.79

Efficiency ratio	63.93%	65.22%	66.03%	65.38%	67.28%

Non performing assets to average earning assets	0.61%	0.64%	0.73%	0.86%	0.86%
Non performing assets to loans and other real estate	0.73	0.75	0.86	0.98	1.04
Net charge offs (annualized) to average loans	0.03	0.09	0.13	0.18	0.02
Allowance for loan losses to total loans	1.19	1.21	1.20	1.21	1.33

Tier 1 risk-based capital	11.74%	11.84%	11.13%	10.89%	10.50%
Total risk-based capital	12.82	12.96	12.21	11.98	11.70
Tier 1 leverage capital	9.71	9.61	9.36	8.82	9.07
Tangible equity to tangible assets	6.23	6.10	5.80	5.55	5.14
Equity to assets	11.55	11.58	11.39	11.21	10.76

State National Bancshares, Inc.

Yield Analysis

	Three Months Ended
	September 30, 2005			September 30, 2004
	Average Balance	Interest Income/ Expenses	Yield/ Rate(1)	Average Balance	Interest Income/ Expense	Yield/ Rate(1)
	(Dollars in thousands)
Assets:
Interest earnings assets:
Loans, net of unearned income	$963,379	$17,728	7.36%	$871,952	$14,015	6.43%
Securities	130,028	1,288	3.96%	179,927	1,752	3.89%
Time deposits in other banks	13,591	127	3.74%	23,474	116	1.98%
Federal funds sold	54,786	457	3.34%	59,594	151	1.01%
Total interest-earnings assets	1,161,784	19,600	6.75%	1,134,947	16,034	5.65%
Noninterest-earning assets:
Cash and due from banks	62,622			59,560
Intangible assets	84,175			66,716
Premises and equipment, net	35,835			28,471
Accrued interest receivable and other assets	46,713			44,557
Allowance for loan losses	(11,627)			(11,524)
Total noninterest-earning assets	217,718			187,780
Total assets	$1,379,502			$1,322,727
Liabilities and shareholders equity:
Interest-bearing liabilities:
Demand, savings and money market deposits	$443,542	1,104	1.00%	$470,978	581	0.49%
Time deposits	277,956	1,758	2.53%	296,715	1,195	1.61%
Fed funds purchased and securities sold under agreement to repurchase	23,869	178	2.98%	23,600	52	0.88%
Subordinated notes payable	47,000	832	7.08%	45,023	596	5.30%
Note payable	823	10	4.86%	937	11	4.70%
Total interest-bearing liabilities	793,190	3,882	1.96%	837,253	2,435	1.16%
Noninterest-bearing liabilities:
Demand deposits	412,567			332,183
Accrued interest payable and other liabilities	12,412			12,678
Total noninterest-bearing liabilities	424,979			344,861
Total liabilities	1,218,169			1,182,114
Shareholders’ equity	161,333			140,613
Total liabilities and shareholders’ equity	$1,379,502			$1,322,727
Net interest income		$15,718			$13,599
Net interest spread(2)			4.79%			4.49%
Net interest margin(3)			5.41%			4.79%

(1)                                  Yields on tax-exempt securities are calculated on a fully taxable equivalent basis assuming a 35% tax rate.

(2)                                  Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(3)                                  Represents net interest income on a fully taxable equivalent basis as a percentage of average interest-earning assets.

State National Bancshares, Inc.

Yield Analysis

	Nine Months Ended
	September 30, 2005			September 30, 2004
	Average Balance	Interest Income/ Expenses	Yield/ Rate(1)	Average Balance	Interest Income/ Expense	Yield/ Rate(1)
	(Dollars in thousands)
Assets:
Interest earnings assets:
Loans, net of unearned income	$958,497	$50,519	7.03%	$787,256	$37,463	6.34%
Securities	139,414	4,140	3.96%	200,993	5,766	3.82%
Time deposits in other banks	10,807	237	2.92%	15,020	131	1.16%
Federal funds sold	32,302	740	3.05%	31,362	262	1.11%
Total interest-earnings assets	1,141,020	55,636	6.50%	1,034,631	43,622	5.62%
Noninterest-earning assets:
Cash and due from banks	61,594			50,932
Intangible assets	85,007			56,150
Premises and equipment, net	34,921			26,199
Accrued interest receivable and other assets	46,233			40,355
Allowance for loan losses	(11,511)			(10,562)
Total noninterest-earning assets	216,244			163,074
Total assets	$1,357,264			$1,197,705
Liabilities and shareholders equity:
Interest-bearing liabilities:
Demand, savings and money market deposits	$444,520	2,768	0.83%	$402,638	1,273	0.42%
Time deposits	277,072	4,499	2.17%	293,459	3,568	1.62%
Fed funds purchased and securities sold under agreement to repurchase	20,919	387	2.47%	21,954	99	0.60%
Subordinated notes payable	47,000	2,314	6.56%	43,563	1,587	4.86%
Note payable	851	30	4.70%	967	37	5.10%
Total interest-bearing liabilities	790,362	9,998	1.69%	762,581	6,564	1.15%
Noninterest-bearing liabilities:
Demand deposits	399,425			295,879
Accrued interest payable and other liabilities	9,544			8,816
Total noninterest-bearing liabilities	408,969			304,695
Total liabilities	1,199,331			1,067,276
Shareholders’ equity	157,933			130,429
Total liabilities and shareholders’ equity	$1,357,264			$1,197,705
Net interest income		$45,638			$37,058
Net interest spread(2)			4.81%			4.47%
Net interest margin(3)			5.33%			4.78%

(1)                                  Yields on tax-exempt securities are calculated on a fully taxable equivalent basis assuming a 35% tax rate.

(2)                                  Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(3)                                  Represents net interest income on a fully taxable equivalent basis as a percentage of average interest-earning assets.